UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2007

Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

As previously disclosed, beginning with the second quarter of fiscal 2007, The Gymboree Corporation (the “Company”) will report same store sales results on a quarterly basis. The Company will continue to provide a business update at the end of each month. These updates are intended to provide interested parties with general information that may include information on current promotions, departmental performance, regional performance, updates on earnings guidance or comparable store sales expectations, and other matters.

The monthly business update for the fiscal month of May 2007 will be available on Thursday, June 7, 2007, at approximately 8:00 a.m. ET. Our monthly business update may be accessed by calling the Company’s Investor Relations Hotline at 415-278-7933. The recording will be available through midnight PT on Wednesday, June 13, 2007, of the following week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: June 6, 2007	By:	/s/ Blair W. Lambert
	Name:	Blair W. Lambert
	Title:	Chief Operating Officer and Chief Financial Officer